AMENDMENT NUMBER TWO
TO
2000 STOCK OPTION PLAN
OF
COUNTRYWIDE CREDIT INDUSTRIES, INC.

         WHEREAS, Countrywide Credit Industries, Inc. (the "Company") desires to amend its 2000 Stock Option Plan (the "Plan") to increase the number of Shares that may be made the subject of Options granted;

        NOW, THEREFORE, the Plan is amended to read as follows effective July 12, 2001:

  Section 3.1, Aggregate Limits, is hereby deleted and a new Section 3.1 shall replace it as follows:
“The aggregate number of shares of the Company’s common stock, par value $.05 per share (“Shares”), that may be made the subject of Options granted under this Plan is 10,500,000. The maximum number of shares subject to the Plan shall be adjusted as provided in Section 8 of the Plan upon a change in the capital structure of the Company. The Company shall reserve for the purpose of this Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board.”

      IN WITNESS WHEREOF, the Company has caused this Amendment Two to be executed by its duly authorized officer this twelfth day of July, 2001.

Countrywide Credit Industries, Inc.

By:
Anne McCallion
Managing Director,
Chief Administrative Officer

Attest:

Jordan Dorchuck
Assistant Secretary